                                                                    EXHIBIT 20.2

                          TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                                  SERIES 1996-1
                                  DECEMBER 1998

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TOTAL TRUST PERFORMANCE                  JULY 1998                          AUGUST 1998                    SEPTEMBER 1998
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

TOTAL ENDING BALANCE:                  2,112,197,281                       2,101,972,752                    2,109,300,326
ENDING PRINCIPAL BALANCE:              2,036,541,506                       2,027,631,007                    2,032,994,109
ENDING NON-PRINCIPAL BALANCE:             75,655,775                          74,341,746                       76,306,217

INVESTOR PERCENTAGE:                           72.90%                              67.08%                           61.77%

YIELD:                                    39,166,321          23.17%          40,424,892        23.82%         36,776,996    21.77%

CHARGE-OFFS:                              (8,077,465)         -4.78%          (7,576,784)       -4.46%         (7,640,765)   -4.52%

NET YIELD: (YIELD - C/O)                                      18.39%                            19.36%                       17.24%

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SERIES 1996-1                            JULY 1998                          AUGUST 1998                     SEPTEMBER 1998
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 Month-End Investor Balance            1,115,151,821                       1,115,151,821                    1,115,151,821
 Investor Percentage                           54.98%                              54.76%                           55.00%
                                                              ------                            ------                       ------
 THREE-MONTH-AVG EXCESS SERVICING                             10.20%                            10.89%                       10.36%
                                                              ------                            ------                       ------

Yield:                                    21,532,551          23.17%          22,135,513        23.82%         20,226,527    21.77%

 Charge-Offs                              (4,440,765)         -4.78%          (4,148,830)       -4.46%         (4,202,250)   -4.52%
 Certificate Interest                     (5,999,804)         -6.46%          (5,258,523)       -5.66%         (5,392,652)   -5.80%
 Servicing Fee                            (1,858,586)         -2.00%          (1,858,586)       -2.00%         (1,858,586)   -2.00%

EXCESS SERVICING:                          9,233,396           9.94%          10,869,574        11.70%          8,773,038     9.44%
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


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TOTAL TRUST PERFORMANCE                       OCTOBER 1998                  NOVEMBER 1998                   DECEMBER 1998
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

TOTAL ENDING BALANCE:                        2,105,383,731                   2,093,068,638                 2,148,111,887
ENDING PRINCIPAL BALANCE:                    2,023,497,125                   2,018,281,517                 2,071,887,806
ENDING NON-PRINCIPAL BALANCE:                   76,455,610                      74,787,120                    76,224,081

INVESTOR PERCENTAGE:                                 77.04%                          77.40%                        77.60%

YIELD:                                          38,986,083       23.01%         40,777,546       24.18%       39,973,599    23.77%

CHARGE-OFFS:                                    (8,010,150)      -4.73%         (7,264,202)      -4.31%       (7,553,338)   -4.49%

NET YIELD: (YIELD - C/O)                                         18.28%                          19.87%                     19.28%

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SERIES 1996-1                                OCTOBER 1998                  NOVEMBER 1998                   DECEMBER 1998
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 Month-End Investor Balance                  1,115,151,821                   1,115,151,821                 1,115,151,821
 Investor Percentage                                 54.85%                          55.11%                        55.25%
                                                                 ------                          ------                     ------
 THREE-MONTH-AVG EXCESS SERVICING                                10.47%                          10.76%                     11.40%
                                                                 ------                          ------                     ------

Yield:                                          21,384,913       23.01%         22,472,557       24.18%       22,086,429    23.77%

 Charge-Offs                                    (4,393,782)      -4.73%         (4,003,311)      -4.31%       (4,173,411)   -4.49%
 Certificate Interest                           (5,572,499)      -6.00%         (4,932,596)      -5.31%       (5,520,198)   -5.94%
 Servicing Fee                                  (1,858,586)      -2.00%         (1,858,586)      -2.00%       (1,858,586)   -2.00%

EXCESS SERVICING:                                9,560,045       10.29%         11,678,064       12.57%       10,534,234    11.34%
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